This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

ARROWHEAD PHARMACEUTICALS, INC.

COMMON STOCK OFFERED PURSUANT TO

AMENDED AND RESTATED 2021 INCENTIVE PLAN

____________

This Prospectus relates to shares of common stock of Arrowhead Pharmaceuticals, Inc. (the “Company”) that the Company may issue to employees and directors and to certain other individuals under its Amended and Restated 2021 Incentive Plan. In this Prospectus we use the term “Plan” to refer to the Amended and Restated 2021 Incentive Plan as from to time amended and in effect and the term “stock” to refer to our common stock, which is listed on The Nasdaq Global Market under the symbol “ARWR.” We may from time to time update the information contained in this prospectus by preparing a supplement to the prospectus or by including updating information in reports we file with the Securities and Exchange Commission.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THIS PROSPECTUS SHOULD BE RETAINED FOR FUTURE REFERENCE.

The date of this Prospectus is May 07, 2026.

SUMMARY DESCRIPTION OF THE AMENDED AND RESTATED 2021 INCENTIVE PLAN

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of stock-based and other incentive awards. The maximum number of shares that may be delivered under the Plan is 18,500,000 shares, reduced by any shares of common stock subject to awards made under the Company’s 2013 Incentive Plan (the “Prior Plan”) after January 1, 2021. Shares of common stock subject to outstanding awards under the Prior Plan as of January 1, 2021 that, after January 1, 2021, are canceled, expired, forfeited or otherwise not issued under such award (other than as a result of being tendered or withheld to pay the exercise price or withholding taxes in connection with any such awards) or settled in cash will be added to the shares of common stock issuable under the Plan. This number is subject to adjustment for stock splits and similar events as described below. Shares of stock delivered under the Plan may be authorized but unissued stock or previously issued stock acquired by the Company.

The Plan is not required to be qualified under Section 401(a) of the Internal Revenue Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974.
The following is a brief description of the Plan. It may not contain all of the information that is important to a participant. We urge participants to read the Plan, a copy of which has been made available to each participant receiving an award under the Plan. In the event of any discrepancy between the terms of this description or any other document provided to a participant and the terms of the Plan, the Plan will control. If you would like additional information about the Plan, the specific terms and conditions of any award that you may have received or the Plan’s administrator, contact:
Patrick O’Brien, Secretary
626-304-3400
pobrien@arrowheadpharma.com
177 E. Colorado Blvd., Suite 700
Pasadena, CA 91105

As you know, no one can predict the future value of any stock, and investment in a single security is inherently subject to greater risk than diversified investments. You should carefully and periodically evaluate your investments in common stock to make sure that the amount of your investment is appropriate for your individual financial situation.

How is the Plan administered?

The Plan is administered by the compensation committee of the board of directors, which may delegate its authority to others in certain circumstances. The composition of the compensation committee and the relationships between its respective members and the Company are discussed in the Company’s most recent Proxy Statement on Schedule 14A on file with the Securities and Exchange Commission. This summary uses the term “Administrator” to describe the persons (the compensation committee or its delegates) charged with administering the Plan. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant awards; determine, modify or waive the terms and conditions of any award; prescribe forms, rules and procedures relating to the Plan; and otherwise do all things necessary to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

Who is eligible to participate in the Plan?

Participation is limited to key employees and directors of, and consultants and advisors to, the Company or its affiliates who are selected by the Administrator to receive an award under the Plan. For ease of reference, the term “Employer” is used in this summary to describe the Company and its affiliates. Eligibility for “incentive stock options” or ISOs is limited to employees of the Company and its subsidiary corporations.

What is the term of the Plan?

    On January 26, 2021, the Board adopted the Arrowhead Pharmaceuticals, Inc. 2021 Incentive Plan (the “2021 Incentive Plan”), which became effective on March 18, 2021 and the amendment and restatement of the 2021 Incentive Plan was adopted by the board of directors on January 21, 2026 and approved by the Company’s stockholders on March 19, 2026 (the “Amended and Restated 2021 Incentive Plan” or the “Plan”). No awards may be made after ten (10) years from the date the Plan, as most recently amended and restated, was adopted by the board of directors, but previously granted awards may continue beyond that date in accordance with their terms.

What types of awards may be offered under the Plan?

    The Administrator has the power under the Plan to grant a variety of types of awards. This summary describes the most common types of award: stock options, stock appreciation rights, restricted and unrestricted stock, restricted stock units, and stock-based performance awards.

Stock Options and Stock Appreciation Rights

How do stock options work?

Stock options give a participant the right to purchase shares of stock within a specified period of time at an exercise price determined by the Administrator. The Administrator may require that a participant satisfy time- and/or performance-based vesting requirements before being able to exercise the stock option. Two types of stock options may be awarded under the Plan: ISOs and non-ISOs. ISOs are subject to special tax rules as described below.

When may I exercise a stock option?

    A participant’s stock option award will specify when the award may be exercised, including the maximum term of the option. Once a stock option becomes exercisable, it may cease to be exercisable prior to its scheduled termination date. For example, a termination of employment may result in early termination of the award, as may certain Covered Transactions involving the Company (as described below). Generally, stock option awards expire three (3) months after termination of employment or service to the Company.

How do I exercise a stock option?

Unless the Administrator expressly provides otherwise, stock options will not be deemed to have been exercised until the Administrator receives a notice of exercise (in a form acceptable to the Administrator) accompanied by payment in cash or by check. A participant may also pay the exercise price for the option through other means acceptable to the Administrator. If the Administrator permits any other means of paying the exercise price of an option, it will specify those other means in the award or will otherwise notify the participant.

How do Stock Appreciation Rights (“SARs”) work?
A SAR entitles a participant to receive stock or cash equal in value to the excess of the fair market value of the shares of stock subject to the SAR on the date of exercise over the fair market value of those shares on the date of grant. The Administrator may require that a participant satisfies time- and/or performance-based vesting requirements before being able to exercise the SAR.

Whether a SAR is settled in shares of stock or in cash (or a combination) will be determined by the terms of the award. In the case of stock-settled SARs, cash will be paid in lieu of any fractional shares.

Other Stock Awards

Restricted and Unrestricted Stock

What is a “restricted stock” award?

    The term “restricted stock” refers to stock that is awarded in connection with services and that, while it is restricted, may not be transferred or pledged and may be required to be forfeited to the Company or sold back to the Company for less than fair market value if specified conditions are not satisfied (for example, time- or performance-based vesting requirements). A participant who is awarded restricted stock may be required to pay a purchase price for the shares or may be awarded the shares free of charge.

When does restricted stock vest?

    The date or dates on which or the circumstances in which the award vests, that is, becomes free of forfeiture restrictions, will be determined by the Administrator and will be specified in the award unless the Administrator accelerates vesting.

Do special tax election rules apply to restricted stock?

    Yes. A participant who acquires restricted stock must promptly decide whether to make a so-called “83(b) election” for U.S. federal income tax purposes. The advisability of making an 83(b) election or not will depend on a number of factors that the participant should consider carefully in consultation with a tax advisor. Please note that the election – if made at all – must be made not later than thirty (30) days after the acquisition of the shares. For more information concerning the 83(b) election and other tax consequences, see below (under “DESCRIPTION OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES”).

What is an “unrestricted stock” award?

    The term “unrestricted stock” as used in the Plan refers to stock that is awarded for past services or other lawful consideration. Unrestricted stock is not subject to Plan-based vesting conditions or forfeiture.

Restricted Stock Units

What is a restricted stock unit (“RSU”)?

An RSU is a conditional promise to deliver shares of stock or a cash amount of equivalent value in the future. Vesting and delivery of stock or cash in lieu of stock are subject to the satisfaction of conditions (for example, time- or performance-based vesting requirements) specified in the award.

How do RSUs differ from restricted stock awards?

    A participant receiving a restricted stock award becomes the owner of the shares at time of grant, even though the shares may be required to be forfeited if the vesting conditions are not satisfied. An RSU merely entitles the holder to receive shares of stock in the future if the award vests. It is not possible to make an “83(b) election” (described above in the summary description of restricted stock) with respect to the grant of an RSU.

What is the vesting period for RSUs and when will I receive shares of stock or cash?

    The date or dates on which the right to receive payment under an RSU vests and, if different, the date or dates on which the shares or cash become deliverable will be determined by the Administrator and will be specified in the award. An RSU may specify payment in stock or in cash (or a combination) or may reserve to the Administrator the discretion to determine the form of payment.

Performance Awards

What is a performance award?

The term “performance award” is used in the Plan to describe any award that is subject to the satisfaction of specified performance criteria in addition to other conditions that may be imposed by the Administrator. For example, the term “performance award” would apply to an award under which a participant earns the right to stock only if specified earnings targets are met.

What performance criteria apply to performance awards?

The performance criteria used in connection with a particular performance award will be determined by the Administrator and specified in the award.

Who decides whether performance targets or goals have been met?

    The Administrator determines whether the performance targets or goals that have been specified for a particular award have been satisfied.

Additional Information Applicable to All Awards

Are there minimum vesting or holding requirements with respect to my awards?

    Yes. No award may be granted with terms providing for any right of vesting, exercise or lapse of vesting requirements earlier than a date that is at least one (1) year following the date of grant (or, in the case of a performance award, earlier than the one (1) year anniversary of the commencement of the performance period). Notwithstanding the foregoing, (i) the Administrator may grant up to a maximum of 5% of the aggregate number of shares available for issuance under the Plan without such a minimum vesting period, (ii) awards granted to non-employee directors may vest earlier than one (1) year from the date of grant so long as such awards do not vest earlier than the date of the next annual meeting of stockholders following the grant date, provided that such annual meeting is at least fifty (50) weeks after the preceding year’s annual meeting, and (iii) in connection with a merger or other acquisition, the Administrator may grant awards as a substitute or replacement award for awards held by grantees of the acquired business without such minimum vesting period.

In addition, all awards granted under the Plan to the Company’s Chief Executive Officer will be subject to a twelve (12)-month holding period requirement pursuant to which the Chief

Executive Officer may not transfer or dispose of any shares received upon exercise or settlement of an award (net of tax withholding) for a period of twelve (12) months following the date of such exercise or settlement.

Are there any restrictions on the transfer of my awards?

Yes. Except for transfers at death, participants may not transfer awards unless expressly authorized by the Administrator. ISOs are always nontransferable except at death.

Does the Plan impose other conditions on the delivery of stock?

    The Company is not obligated to deliver any shares of stock under the Plan or to remove restrictions from shares previously delivered until it is satisfied that all legal matters in connection with the issuance, delivery and/or listing of such shares, including stock exchange or national market system listing requirements, have been addressed and resolved and that all applicable conditions have been satisfied or waived. For any shares of stock that are certificated, the Company may require an appropriate legend reflecting any applicable restrictions on transfer and may hold the certificates pending lapse of any applicable restrictions.

Do I have the rights of a shareholder with respect to stock subject to a Plan award?

    A participant will have the rights of a shareholder – including the right to dividends and the right to vote – only as to stock that is actually transferred to the participant under an award. For example, a participant who is granted a stock option under the Plan will be able to vote the shares subject to the option only after purchasing them by exercising the option.

What happens if my employment or other service relationship with the Employer terminates?

    As a general rule and unless the Administrator expressly provides otherwise, when a participant’s employment or other service relationship ceases, outstanding vested stock options remain exercisable for three (3) months and unvested stock options and other awards are forfeited. However, any vested options outstanding at a participant’s death will remain exercisable for one (1) year. Termination for cause (including termination in circumstances where cause exists) can result in immediate termination of all awards. The Administrator retains the discretion to accelerate vesting or exercisability at any time.
What if there is a stock split or similar change affecting the Stock?

In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, any exercise prices relating to awards and any other provision of Awards affected by such change. The Administrator may also make adjustments in certain other circumstances if it determines that the adjustments are appropriate to avoid distortion in the operation of the Plan or to comply with certain tax rules.

What happens to outstanding awards if the Company is involved in a merger or similar corporate transaction?

    Unless otherwise expressly provided for in the award agreement, in the event of a consolidation, merger or similar transaction, a sale or transfer of all or substantially all of the Company’s assets or a dissolution or liquidation of the Company, the Administrator may, among other things, provide for the continuation or assumption of outstanding awards, for new grants in substitution of outstanding awards, for the accelerated vesting or delivery of shares under awards or for a cash-out of outstanding awards, in each case on such terms and with such restrictions as it deems appropriate. Unless otherwise expressly provided for in the award agreement or another contract, including an employment or severance agreement or severance plan, or under the terms of a transaction constituting a Change in Control (as defined in the Plan), in the event of a Change in Control, each outstanding award will fully vest and become exercisable, including to the maximal value of performance awards. Except as the Administrator may otherwise determine, awards not assumed or exercised will terminate in connection with such corporate transaction.

Does the receipt of an award give me any rights to continued employment or service with the Employer?

    No. Neither the adoption of the Plan nor the grant of awards will confer on a participant any right to continued employment or service with the Employer. Moreover, the loss of existing or potential profit in awards in such circumstances will not constitute an element of damages.

May the Plan be amended or terminated?

Yes. The Administrator may amend the Plan or an outstanding award at any time, although stockholder approval of an amendment will be required to the extent such approval is required by applicable law, including the Internal Revenue Code. However, the terms of an award may not be altered in a way that materially and adversely affects a participant’s rights under the award without the participant’s consent unless the Administrator reserved the right to do so at time of grant or unless the Administrator determines in its sole discretion and prior to the date of any Covered Transaction (as defined in the Plan) that such amendment or alteration either (i) is required or advisable to satisfy any law or regulation or meet the requirements of or avoid adverse financial accounting consequences or (ii) is not reasonably likely to significantly diminish the benefits provided under such award, or that any such diminishment has been adequately compensated.

General Information Regarding Participation in the Plan

Are There Restrictions on the Resale of the Shares of Common Stock I Purchase?

The Administrator may provide that the shares of common stock issued upon exercise of a stock option or SAR or otherwise subject to or issued under an award will be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such stock option or SAR or the grant, vesting or settlement of such award, including without limitation: (i) restrictions under an insider trading policy or pursuant to applicable law; (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the participant and holders of other Company equity compensation arrangements; (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and (iv) provisions requiring shares of common stock to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.
For ISOs, you will receive favorable federal income tax treatment only, in addition to other requirements, if you hold the shares of common stock you purchase for at least two (2) years from the date of grant and one (1) year from the date of exercise. See “DESCRIPTION OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” below for additional information.
It is against the law for you to buy or sell common stock when you are aware of material nonpublic information. Federal laws and our policies prohibit directors, officers, employees and consultants from trading on the basis of information that has not been disclosed to the public when buying or selling stock. This includes any “material information” that may affect the price of our common stock. This restriction also applies to members of your household and others who may receive the information from you. Please refer to our policy regarding insider trading for your questions about our policies. You may be subject to further trading restrictions in order to prevent the appearance of insider trading.

What if I am Currently Considered an Insider or Affiliate for Federal Securities Law Purposes?

If you are an “affiliate” of ours (generally, the executive officers named in our annual report and in subsequent filings with the Securities and Exchange Commission and the members of the Board of Directors), you will generally have to sell your shares of common stock pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Rule 144 limits the amount of our common stock that may be sold in any three (3) month period by an affiliate to no more than the greater of (i) 1% of the outstanding shares of common stock and (ii) 1% of the average weekly reported volume of trading in common stock on any exchange on which common stock is traded during the four calendar weeks preceding the sale. If you are an affiliate, you may not use this prospectus to reoffer or resell shares of common stock you obtained under the Plan.
If you are an “insider” subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) (generally the same persons as those defined as “affiliates” for Rule 144 purposes), your acquisitions of common stock under the Plan generally should not be considered matchable “purchases” for purposes of Section 16(b) short-swing liability. You should note, however, that the sale of shares of common stock received under the Plan will generally not be exempt from Section 16(b) and may be matched with certain purchases outside the Plan within a six (6) month period before or after the sale. Acquisitions and sales under the Plan by insiders are also subject to reporting under Section 16(a). The Company advises officers, directors and 10% stockholders to consult their counsel with respect to the effect of Section 16 upon their participation in the Plan. Special restrictions may apply to the ability of insiders to exercise stock options through a broker-assisted cashless exercise.

DESCRIPTION OF CERTAIN MATERIAL U.S.
FEDERAL INCOME TAX CONSEQUENCES

The following tax discussion is a brief summary of current U.S. federal income tax law applicable to stock-based awards as of the date of this prospectus. This summary does not address all of the U.S. federal tax consequences that may be relevant to a participant. In addition, it does not address the tax consequences to any participant under any, state, local or foreign tax laws. The tax consequences of participating in the Plan will vary depending on the type of award or awards a participant receives. Each participant is encouraged to consult his or her personal tax advisor for any additional details that may be relevant to his or her personal circumstances and to determine how participation in the Plan affects his or her personal tax situation.
Stock Options
In general, the grant of a stock option does not itself result in taxable income. Taxable income also does not result merely because a stock option becomes exercisable. However, a participant may have taxable income upon exercising a stock option and may have further tax consequences when disposing of the stock purchased upon exercise.
Non-ISOs

A participant exercising a non-ISO realizes ordinary income equal to the excess of the value of the stock purchased over the exercise price. This excess is sometimes referred to as the “option spread.”
Any subsequent sale of shares purchased upon exercise of a non-ISO may result in a capital gain or loss. A participant who sells stock at a loss is generally entitled to claim a loss for tax purposes, although the tax rules do not allow a loss on so-called wash sales and sales to certain related parties – for example, a family member. The amount of gain or loss recognized on any sale will depend on the participant’s tax basis in the stock. Where the stock option exercise price is paid entirely in cash, including cash generated through a broker-assisted market sale, the participant’s tax basis includes the amount of cash paid plus any additional ordinary income realized upon exercise of the stock option.
ISOs

Different rules apply to ISOs. A participant does not realize ordinary income upon exercise of an ISO. However, exercise of an ISO increases the participant’s alternative minimum taxable income by an amount equal to the option spread. This increase may give rise to an alternative minimum tax liability. Whether exercise of an ISO gives rise to an alternative minimum tax liability will turn on a number of factors, including the size of the option spread relative to the participant’s overall income. The rules for determining alternative minimum tax liability require the participant to compute alternative minimum taxable income in excess of certain exemption amounts and then apply the applicable alternative minimum tax rate. If the resulting tax amount is greater than the tax computed under the ordinary method, the participant owes the alternative minimum tax. A participant who is required to pay the alternative minimum tax by reason of exercising an ISO may be able to credit a portion of the alternative minimum tax against regular tax liability in subsequent years.
Shares purchased upon exercise of an ISO are subject to special holding period rules. If a participant holds shares received upon exercise of an ISO (“ISO shares”) for at least two (2) years from the date the stock option was granted to and at least one (1) year after exercise, any gain or loss that is recognized for tax purposes upon a subsequent sale of the ISO shares will be treated as a long-term capital gain or loss. However, a disposition of ISO shares within either of these special holding periods, a so-called “disqualifying disposition,” will have the following consequences:
The disqualifying disposition will produce ordinary income. The general rule is that a participant must include as ordinary income, in the year of the disposition, an amount equal to the option spread at the time of exercise. A special rule limits a participant’s ordinary income to the gain, if any, on sale where the shares are sold for less than what they were worth at the time of exercise. This special rule does not apply where the sale is to a related party and in certain other circumstances, nor does it apply where the participant disposes of the shares other than by sale, for example, by gifting them to charity. Any additional gain recognized in a sale will be treated as long-term capital gain if the participant has held the ISO shares for more than one (1) year; otherwise it will be treated as short-term capital gain that is taxable at rates applicable to ordinary income.
A disqualifying disposition of shares received upon exercise of an ISO that takes place in the same year as the increase in alternative minimum taxable income attributable to the ISO exercise has the effect of eliminating the alternative minimum taxable income attributable to the exercise.
Except for alternative minimum tax purposes, a participant’s “tax basis” in ISO shares, used in measuring any capital gain or loss upon a sale or exchange, will include any ordinary income realized by reason of a disqualifying disposition.
The rules described above for ISOs assume that a participant exercises the ISO while an employee of the Company or within three (3) months following termination of employment (one (1) year following termination, if termination occurred by reason of total and permanent disability), even if the participant continues in service in a non-employee capacity. If a participant exercises an ISO after the expiration of these periods, the stock option will be treated for tax purposes as a non-ISO. ISOs granted to a participant under plans of the Company are also treated as non-ISOs for tax purposes to the extent that, in the aggregate, they first become exercisable in any calendar year for shares of stock having a fair market value, determined at time of grant, in excess of $100,000.

SARs
The grant of SARs will not result in taxable income to a participant. Upon the exercise of a SAR, a participant will recognize ordinary income in an amount that equals the fair market value of any shares of stock (or cash, in the case of cash-settled SARs) the participant receives. Upon a taxable sale or exchange of any stock received on exercise, any recognized gain or loss will be treated as a capital gain or loss, either short-term or long-term depending on how long the participant has held the shares following exercise.
Restricted Stock
A participant who is awarded or purchases shares of restricted stock normally does not realize income until the restriction (the risk of forfeiture) lapses. When the risk of forfeiture lapses, the participant will have ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any.
A participant may make a special election under Section 83(b) of the Internal Revenue Code to be taxed on restricted stock at the time it is acquired rather than later, when the substantial risk of forfeiture lapses. The so-called “83(b) election” must be made not later than thirty (30) days after the transfer of the shares to the participant and must satisfy certain other requirements. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition, less any price paid for the shares. Fair market value for this purpose is to be determined without regard to the forfeiture restrictions. If a participant makes an effective 83(b) election, no additional income will result by reason of the lapsing of the restrictions.
For purposes of determining capital gain or loss on a sale of stock awarded to a participant, the participant’s holding period in the shares begins when he or she realizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares (if anything) plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election in connection with an award or purchase of stock subject to a substantial risk of forfeiture and later forfeits the shares, any tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) reimbursed in connection with the forfeiture.
Unrestricted Stock
If a participant is awarded or purchases shares of unrestricted stock, the participant will have ordinary income equal to the excess of the fair market value of the shares over the purchase price, if any, at the time the participant acquires the shares. For purposes of determining capital gain or loss on a sale of the stock, the participant’s holding period in the shares begins at the time the participant acquires the shares. A participant’s tax basis in the shares equals the amount paid for the shares (if anything) plus any income realized with respect to the transfer.
Restricted Stock Units

A promise by the Company to transfer shares of stock to a participant in the future does not itself result in taxable income to the participant. When the shares are finally delivered, the participant will realize ordinary income equal to the value of the shares at that time unless the shares are restricted for tax purposes. If the shares themselves are restricted for tax purposes, the participant will instead be subject at that time to the rules described above for restricted stock.
Performance-Based Awards
No special tax consequences to a participant follow from the use of performance criteria. Where stock is transferred upon the satisfaction of specified performance goals, the participant will realize ordinary income equal to the value of the shares at that time unless the stock is restricted stock. If the shares delivered to a participant are shares of restricted stock, or if restrictions on previously awarded shares of restricted stock are lifted in connection with the satisfaction of performance criteria, the rules described above for restricted stock will apply.
Withholding
Under the Plan, the Administrator will prescribe such rules for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of stock from an award or permit a participant to tender previously owned shares of stock in satisfaction of tax withholding requirements (only up to the amount permitted that will not cause an adverse accounting consequence or cost). If an award is made to a participant in connection with employment, any ordinary compensation income resulting from transfers of cash or stock under the award will generally be subject to tax withholding. However, the ordinary income associated with a disqualifying disposition of ISO shares is not subject to withholding.
Company Deductions

In general, a deduction will be available to the Company for any ordinary compensation income realized by a participant under an award. The deduction will be available in the same year as the year in which the participant realizes the income for income tax purposes.
In general, the Company is not entitled to a deduction for any dividends paid to its stockholders. However, if stock has been transferred under the Plan subject to a substantial risk of forfeiture, and if no effective 83(b) election has been made, dividends on the stock would be treated as deductible compensation until such time as the substantial risk of forfeiture lapses.
Section 409A of the Internal Revenue Code

Section 409A of the Internal Revenue Code applies to nonqualified deferred compensation plans, which could include awards under the Plan. Where it applies, Section 409A requires compliance with detailed payment-timing and deferral-election rules, among others, and in cases of noncompliance can result in acceleration of taxable income plus an additional 20% federal income tax (plus, in some cases, a further tax in the nature of interest). Awards under the Plan are intended either to comply with, or be exempt from, the requirements of Section 409A. However, none of the Employer, the Administrator or any person acting on behalf of their behalf will be liable to any person for any adverse tax consequences resulting from an award’s failure to comply with Section 409A.

162(m) Issues
Under Section 162(m) of the Internal Revenue Code, remuneration in excess of $1 million may be nondeductible if paid to any “covered employee” of a publicly held corporation (generally the corporation’s chief executive officer, chief financial officer and its next three (3) most highly compensated executive officers for a given year; beginning with the 2028 calendar year, “covered employees” will also include the Company’s next five most highly compensated employees in the previous calendar year, even if the employee is not an executive officer of the Company).
Parachute Payments
The Internal Revenue Code also imposes an additional 20% tax on, and denies a deduction for, certain payments in the nature of compensation that are made in connection with a change in control (“change in control payments”). These tax consequences, where applicable, apply to change in control payments that exceed an individual’s “base amount” – generally, the average annual taxable compensation of the individual determined over the preceding five (5) years. They do not apply where an individual’s total change in control payments are less than three (3) times his or her base amount. The grant or vesting of awards under the Plan, to the extent contingent, or presumed under applicable Internal Revenue Code rules to be contingent, upon a change in control of the Company, may be required to be taken into account as change in control payments, whether or not they result in currently taxable income.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We will file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public from the SEC’s electronic data system called “EDGAR” at www.sec.gov.

The Company hereby “incorporates by reference” into this prospectus the documents incorporated by reference into the Company’s Registration Statement on Form S-8 of which this prospectus forms a part (the “S-8 Registration Statement”) which means that the Company is disclosing important information to you by referring you to those documents. The information that the Company files later with the Commission will be deemed to automatically update and supersede this information. Specifically, the S-8 Registration Statement and this prospectus incorporate by reference the following documents:

•The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

•All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to above; and

•The description of the Company’s stock contained in its annual report on Form 10-K filed on November 25, 2019, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the end of this offering are deemed incorporated in this Prospectus from the date of their filing.

Participants may obtain, without charge, copies of documents incorporated by reference in this document by requesting them in writing or by telephone from:

Patrick O’Brien, Secretary
626-304-3400
pobrien@arrowheadpharma.com
177 E. Colorado Blvd., Suite 700
Pasadena, CA 91105

At the time you are first provided this prospectus, you are to be provided access to an electronic copy of the Company’s most recent annual report to stockholders or another document that contains the Company’s most recent audited financial statements for the Company’s last fiscal year. Subsequently, the Company will provide you access to electronic copies of any such reports, proxy statements and other materials distributed to our stockholders generally. If you have not received or do not receive these documents or wish to obtain paper copies of them, please notify the Company (attention Patrick O’Brien) at the address above and copies will be provided to you free of charge.

*    *    *

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus relates solely to the obligations issuable under the Plan, and it may not be used or relied on in connection with any other offer or sale of securities of the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation in any state in which, or to any person to whom, it is unlawful to make such offer or solicitation.